EXHIBIT 4(k)(1)

                                                                  EXECUTION COPY

                               LETTER AMENDMENT

                                             Dated as of July 31, 1994
To the Lenders listed on the
signature pages below

Ladies and Gentlemen:

      We refer to the Credit Agreement, dated as of April 30, 1992 (the "CREDIT AGREEMENT"), among the undersigned, you and Citibank, N.A., as Agent. Unless otherwise defined herein, the terms defined in the Credit Agreement are used herein as therein defined.

      CIBC Inc. ("CIBC"), formerly known as "Canadian Imperial Bank of Commerce", has informed us that it no longer wishes to be a Lender under the Credit Agreement, and we have agreed to request an amendment to the Credit Agreement to remove CIBC as a Lender thereunder. We nevertheless wish to maintain Commitments under the Credit Agreement in the aggregate amount of $100,000,000 and therefore request that each Lender other than CIBC (collectively, the "REMAINING LENDERS") increase its Commitment by an amount equal to such Lender's ratable share (calculated on the basis of the aggregate Commitments of the Remaining Lenders before giving effect to this letter amendment) of the Commitment of CIBC.

      Pursuant to Section 2.17(b) of the Credit Agreement, the Borrower hereby also requests that the Remaining Lenders consent to a one-year extension of the Termination Date, to July 31, 1997. In addition, the Borrower hereby requests that the Remaining Lenders consent to a waiver of the time requirements of
Section 2.17(b) of the Credit Agreement for submitting this request and obtaining the consent of the Remaining Lenders; provided that the consent of all Remaining Lenders shall be obtained no later than July 31, 1994.

      You have indicated your willingness to agree to the foregoing. Accordingly, the Borrower and all the Lenders agree that the Credit Agreement is, effective as of the date first above written, hereby amended and modified as follows:
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      (a) The reference to "Canadian Imperial Bank of Commerce" is deleted from the signature pages of the Credit Agreement, and CIBC shall no longer have any Commitment thereunder.

      (b) The Commitment of each Remaining Lender shall be the amount set opposite such Remaining Lender's name on the signature pages hereof, as such amount may be reduced pursuant to Section 2.05 of the Credit Agreement, and subject to the proviso set forth in the first sentence of Section 2.01 of the Credit Agreement.

      The Remaining Lenders, effective as of the date first above written, further consent to the Borrower's request for an extension of the Termination Date to July 31,1997.

      On and after the effective date of this letter amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the Notes to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment. The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

      If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning five counterparts of this letter amendment to the Agent, in care of King & Spalding, 120 West 45th Street, 32nd Floor, New York, New York 10036, Attention: Judy Shatzoff, Legal Assistant. This letter amendment shall become effective as of the date first written above if, on or before such date, (i) counterparts of this letter amendment shall have been executed by all the Lenders, (ii) the Agent shall have received Notes, duly completed and executed by the Borrower, payable to the Remaining Lenders in the amounts of their respective Commitments (after giving effect to this letter amendment), (iii) the Agent shall have received the documents required to be delivered to the Agent and the Lenders by the Borrower pursuant to Section 2.17
(b) of the Credit Agreement and (iv) the Borrower shall have paid to CIBC all amounts payable to CIBC as of such date under the Credit Agreement, including, without limitation, the principal amount of all Advances made by CIBC and all accrued interest and fees payable to CIBC as of such date. This letter amendment shall be
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effective solely for the purpose described herein and shall have no effect on any other provision contained in the Credit Agreement. This letter amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

      This letter amendment may be executed in any number of counterparts and by any combination of parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same agreement.

                                       Very truly yours,

                                       CENTRAL LOUISIANA ELECTRIC
                                        COMPANY, INC.

                                       By: DAVID M. EPPLER
                                           Name:   David M. Eppler
                                           Title:  Vice President (Finance)

Agreed as of the date
first above written:

CITIBANK, N.A., AS AGENT                                    Commitment
AND AS LENDER
                                                            $33,522,727.28
By: JONI JENSEN
    Name:   Joni Jensen
    Title:  Vice President
                                      -3-

THE BANK OF NEW YORK                                        Commitment

By: DENNIS M. PIDHERNY                                      $25,000,000.00
    Name:   Dennis  M. Pidherny
    Title:  Vice President

THE FIRST NATIONAL BANK                                     Commitment
OF CHICAGO
                                                            $25,000,000.00
By: MICHAEL J. JOHNSON
    Name:   Michael J. Johnson
    Title:  Vice President

WACHOVIA BANK OF GEORGIA,                                   Commitment
NATIONAL ASSOCIATION
                                                            $ 7,954,545.45
By: TERRY L. AKINS
    Name:   Terry L. Akins
    Title:  Senior Vice President

COMMERCIAL NATIONAL BANK                                    Commitment
IN SHREVEPORT
                                                            $ 2,840,909.09
By: EDWIN E. CLARKE, JR.
    Name:   Edwin E. Clarke, Jr.
    Title:  Vice President
                                      -4-
RAPIDES BANK & TRUST COMPANY                                Commitment

By: R. BLAKE CHATELAIN                                      $ 2,840,909.09
    Name:   R. Blake Chatelain
    Title:  Senior Vice President

HIBERNIA NATIONAL BANK                                      Commitment

By: JUSTIN J. DEKEYZER                                      $ 2,840,909.09

CIBC INC.                                                   Commitment

By: JOEL W. PETERSON                                        $ 0.00
    Name:   Joel W. Peterson
    Title:  Managing Director
                                      -5-